Exhibit 5.1

[LATHAM & WATKINS LLP LETTERHEAD]

August 4, 2003

Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320

  Re:
  Amgen Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with a registration statement on Form S-3 to be filed by Amgen Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 4, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        You have provided us with a draft of the Registration Statement, in the form in which it will be filed, that includes a prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Company of up to $1,000,000,000 aggregate offering price of (i) one or more series of the Company's senior or subordinated debt securities (collectively, "Debt Securities"), (ii) shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), (iii) shares of the Company's preferred stock, $0.0001 par value per share (the "Preferred Stock"), (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (collectively, "Warrants"), (v) securities purchase contracts covering the purchase of Common Stock, Preferred Stock or Debt Securities (collectively, "Securities Purchase Contracts") and securities purchase units consisting of a Securities Purchase Contract and, as security for the holder's obligations to purchase the securities under Securities Purchase Contract, Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or preferred securities of a trust (collectively, "Securities Purchase Units"), and (vi) depositary shares representing shares of Preferred Stock ("Depositary Shares"). The Debt Securities, Common Stock, Preferred Stock, Warrants, Securities Purchase Contracts, Securities Purchase Units and Depositary Shares are collectively referred to as the "Securities."

        Debt Securities will be issued pursuant to an indenture between the Company and a trustee (the "Trustee"), a copy of which is attached as Exhibit 4.1 to the Registration Statement, and one or more supplements thereto (collectively, the "Indenture"). Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"). Securities Purchase Contracts and Securities Purchase Units will be issued under one or more purchase contract agreements (each, a "Purchase Contract Agreement"), by and between the Company and a financial institution identified therein as a purchase contract agent (each, a "Purchase Contract Agent"). Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.     When the specific terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture and applicable law, and such Debt Securities have been duly executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the Indenture and by the Registration Statement and/or applicable Prospectus Supplement and by such authorization, such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2.     The Company has authority pursuant to its Restated Certificate of Incorporation (the "Certificate") to issue up to 2,750,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding 2,750,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

        3.     The Company has the authority pursuant to the Certificate to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding 5,000,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        4.     When any particular Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of the related Warrants have been duly authorized and duly established in accordance with such Warrant Agreement and applicable law, and such Warrants have been duly executed, authenticated and delivered against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock shall consist of legal consideration in excess of the par value of such shares) as contemplated by such Warrant Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture and applicable law and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such

Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        5.     When any particular Purchase Contract Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of the related Securities Purchase Contracts and/or Securities Purchase Units have been duly authorized and duly established in accordance with such Purchase Contract Agreement and applicable law, and Securities Purchase Contracts and/or Securities Purchase Units have, as applicable, been duly executed, authenticated and delivered against payment therefor as contemplated by such Purchase Contract Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and, in the case of a Securities Purchase Contract for Debt Securities (and/or a Securities Purchase Unit comprised in part of such a Securities Purchase Contract), when the specific terms of such Debt Securities have been established in accordance with the terms of the Indenture and applicable law, and assuming the securities issuable upon exercise of such Securities Purchase Contract (and/or a Securities Purchase Unit comprised in part of such a Securities Purchase Contract) have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law, such Securities Purchase Contracts and/or Securities Purchase Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        6.     When any particular Deposit Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly authorized and duly established in accordance with such Deposit Agreement and applicable law, and the related Depositary Receipts have been duly executed and delivered by a Depositary against payment therefor as contemplated by such Deposit Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the underlying Preferred Stock has been duly authorized and validly issued and deposited with such Depositary, such Depositary Shares will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions rendered in paragraphs 1, 4, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses with respect to stay, extension or usury laws, (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or (iii) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

        The opinion rendered in paragraph 5 does not include any opinion with respect to the creation, validity, perfection or priority of any security interest or lien. The opinions expressed in paragraphs 1, 4 and 5 as to the enforceability of Debt Securities do not include opinions with respect to compliance with laws relating to permissible rates of interest.

        To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

        To the extent that the obligations of the Company under Warrant Agreements and Warrants may be dependent upon such matters, we assume for purposes of this opinion that each Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Warrant Agent will be duly qualified to engage in the activities contemplated by the applicable Warrant Agreement and Warrants; that each Warrant Agreement will be duly authorized, executed and delivered by the applicable Warrant Agent and will constitute the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that each Warrant Agent will be in compliance, generally and with respect to acting as a warrant agent under the applicable Warrant Agreement and with respect to the applicable Warrants, with all applicable laws and regulations; and that each Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Warrant Agreement and the applicable Warrants.

        To the extent that the obligations of the Company under Purchase Contract Agreements, Securities Purchase Contracts and Securities Purchase Units may be dependent upon such matters, we assume for purposes of this opinion that each Purchase Contract Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Purchase Contract Agent will be duly qualified to engage in the activities contemplated by the applicable Purchase Contract Agreement, Securities Purchase Contract and Securities Purchase Units; that each Purchase Contract Agreement will be duly authorized, executed and delivered by the applicable Purchase Contract Agent and will constitute the legally valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that each Purchase Contract Agent will be in compliance, generally and with respect to acting as a purchase contract agent under the applicable Purchase Contract Agreement and with respect to the applicable Securities Purchase Contracts and Securities Purchase Units, with all applicable laws and regulations; and that each Purchase Contract Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Purchase Contract Agreement, Securities Purchase Contracts and Securities Purchase Units.

        To the extent that the obligations of the Company under any Deposit Agreement and related Depositary Receipts may be dependent upon such matters, we assume for purposes of this opinion that each Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Depositary will be duly qualified to engage in the activities contemplated by the applicable Deposit Agreement and Depositary Receipts; that each Deposit Agreement and the Depositary Receipts will be duly authorized, executed and delivered by the applicable Depositary and will constitute the legally valid and binding obligation of such Depositary, enforceable against each such Depositary in accordance with its terms; that each Depositary will be in compliance, generally and with respect to acting as a depositary under the applicable Deposit Agreement and with respect to the applicable Depositary Receipts, with all applicable laws and regulations; and that each Depositary has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Deposit Agreement and the applicable Depositary Receipts.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Securities" in the Prospectus included therein.

Very truly yours,

/s/ LATHAM & WATKINS LLP